                                                                    EXHIBIT 10.1

                          WAL*MART SUBLEASE AGREEMENT


     THIS SUBLEASE is entered into as of the 9th day of February 2001, by and between Sublessor and Sublessee as hereinafter defined.

     WHEREAS, in consideration of the obligation of Sublessee to pay Rent as herein provided and in consideration of the Standard Terms and Conditions set forth herein, Sublessor hereby demises and Subleases to Sublessee, and Sublessee hereby takes from Sublessor, the Demised Premises, TO HAVE AND TO HOLD said Demised Premises for the Sublease Term specified below, and upon the terms and conditions set forth in this Sublease.

                               BASIC PROVISIONS

1.   Sublessor:  WAL-MART STORES, INC., 2001 Southeast 10th Street, Bentonville,
                 AR 72712

2.   Sublessee:  BANK OF THE OZARKS
                 Chenal Parkway & W. Markham Street
                 Little Rock, AR 72231-8811

3.   Sublessee's Trade Name(s): N/A

4. "Demised Premises": The area leased by Sublessee containing approximately 675 square feet, located in WAL-MART #3230, in the City of Bryant, State of Arkansas (the 'Store").

5.   Targeted Commencement Date: May 9, 2001

6.   Sublease Term: Commencing on the Commencement Date as defined in Section
     1.3 below, and continuing until 12:00 Midnight local time on the fifth anniversary of the Commencement Date (the "Termination Date").

7.   Rent: $2,650.00 Payable as specified in Article 111.
     See Exhibit C

8. Key Money: A one-time nonrefundable fee of $31,000.00 for the right to operate an FSF in the Store. Payment is to be made with the first payment of rent pursuant to section 3.2.

9. Sublessor's Construction Payment. A one-time payment of $10,000.00 for Sublessor's work related to the design, construction and finishing of the Demised Premises. Payment is to be made with the first payment of Rent pursuant to Section 3.2.

10. "Financial Service Facility" (hereinafter "FSF. Sublessee's Banking Facility located in the Demised Premises and staffed with one or more bank employees.)

EXECUTED AS OF THE DATE HEREIN ABOVE STATED.

SUBLESSOR:  WAL-MART STORES, INC.              SUBLESSEE: BANK OF THE OZARKS


By:  /s/  Kimberly K. Saylors                  /s/  Mark D. Ross
     ------------------------------------      --------------------------
          Kimberly K. Saylors, Director
          Wal-Mart Realty Company              Title:  President
                                                       ------------------

Attest:  /s/  Angela S. Beehler                Attest: /s/ Donna Quandt
        ---------------------------------              ------------------
        Assistant Secretary                            Secretary

         STANDARD TERMS AND CONDITIONS FOR WAL*MART SUBLEASE AGREEMENT

                         ARTICLE 1. GENERAL PROVISIONS

     1.1 Quiet Possession: Sublessor further agrees that if Sublessee shall perform all of the covenants and agreements herein required to be performed by Sublessee, Sublessee shall, subject to the terms of this Sublease, at all times during the continuance of this Sublease have peaceful and quiet possession of the Demised Premises.

     1.2 Renewal Terms: Provided Sublessee has conducted its business in an efficient, high-class and reputable manner and is not in default hereunder, Sublessee shall have the option(s) to extend the term of this Sublease for up to two (2) consecutive terms of Five (5) years each by giving Sublessor written notice of its exercise of the respective option at least one hundred eighty
(180) days prior to the expiration of the original Sublease Term or the expiration of the then existing term. References to the "Sublease Term" shall refer to the original term and any extensions or renewals thereof.

     1.3 Commencement Date: The Date that the store Grand Opens unless: (i) bank experiences a delay in Regulatory approval, but only if Regulatory approval is filed 90 days prior to Commencement Date, or (ii) the Lease agreement is signed less than 90 days prior to scheduled Grand Opening date, or (iii) the store is open at the signing of the Lease. In the above cases, a Commencement Date shall be agreed upon by the Sublessor and the Sublessee. Should the bank fail to open on the Commencement Date, Sublessor and Sublessee agree (by placing their initials below this paragraph) that the Sublessee will pay Sublessor $5,000.00 (five thousand) for not opening for business on the Commencement Date and $100.00 (one hundred) for each day the Sublessee is not open for business after the Commencement Date. It would be impracticable or difficult to ascertain actual resulting damages to Sublessor and the amounts set forth above are reasonable estimates of such damage and shall be paid to Sublessor as liquidated damages in such event.

     1.4 Permitted Use: A FSF staffed with one or more bank employees whose functions include, without limitation, opening new deposit accounts, accepting loan applications and performing customary teller transactions, such as cashing checks and taking deposits. An FSF may be equipped with an ATM, vault, safe deposit boxes, a night depository, and one or more self-service or interactive banking terminals. Sublessee shall have the exclusive right to operate an FSF within the Store and may also offer, on a non-exclusive basis, such ancillary products and services as may be permitted by applicable law and regulations; provided, however, that Sublessee shall not offer insurance, investment products and travel agency services, except for the insurance and investment products and services listed on Exhibit "B," without Sublessor's prior written consent, which consent shall not be unreasonably withheld. Sublessee may not trade merchandise that conflicts with Sublessor's merchandise without Sublessor's written approval.

     1.5 Automated Teller Machine ("ATM"):

     (a) Sublessee shall have the right to operate one ATM within the Store. Sublessee may request Sublessor's approval to operate additional ATM's within the Store which approval may be granted in Sublessor's sole discretion. Subject to Section 1.6 below, Sublessor shall offer Sublessee a right of First refusal to operate additional ATM's within the Store prior to entering into an ATM lease with a third Party competitor of Sublessee. Any additional ATM's operated by Sublessee shall be subject to the terms of this Sublease and to the following additional conditions: (i) Sublessee shall pay ATM rental of $500 per month for each additional ATM; (ii) the location(s) of additional ATM(s) will be as determined by Sublessor; and (iii) all additional ATM(s) must be front-loading ATMs.

     (b) Sublessee shall not charge a Terminal Usage Fee or other 'fee for use of Sublessee's ATMs in the Store, other than normal and customary interchange fees and fees customarily assessed by Sublessee to its account holders (none of which shall be considered "Terminal Usage Fees" for the purposes of this Agreement) without Sublessor's prior written consent. Sublessor's consent to Sublessee's imposition of Terminal Usage Fees shall not be unreasonably withheld, and shall be based upon Sublessor's analysis of Terminal Usage Fees charged by ATMs operated by Sublessee and other ATM operators within the Store's market area, including freestanding ATMs, parking lot ATMs, ATMs in retail locations operated by Sublessor, and retail locations operated by Sublessor's competitors, it being Sublessor's intention to ensure that Sublessor's "everyday low prices" philosophy applies to charges imposed on customers of Sublessee's ATMs.

     (c) In the event Sublessee is permitted to charge Terminal Usage Fees, and elects to do so, Sublessee shall pay Sublessor an ATM transaction fee (the "ATM Transaction Fee"), in addition to any other ATM fees payable hereunder, equal to fifty percent (50%) of the Terminal Usage Fees received by Sublessee by reason of transactions conducted at

Sublessee's ATM(s) in the Store. ATM Transaction Fees shall be paid monthly in arrears, commencing on the fifteenth (15th) day of the month after the month in which the ATM commences operation. Sublessee shall keep and maintain full and accurate records of Terminal Usage Fees charged to customers of Sublessee's ATM(s). Sublessor shall have the right during Sublessee's business hours and upon reasonable notice to Sublessee to inspect, copy and audit Sublessee's records, and Sublessee will produce the same on Sublessor's request. If any such inspection and audit discloses a liability for ATM Transaction Fees in excess of ATM Transaction Fees theretofore paid by Sublessee, Sublessee shall promptly, upon demand, pay to Sublessor such liability. If the audit discloses that Sublessee's statements underreported ATM Transaction Fees by more than two percent (2%), then Sublessee shall, in addition, pay the reasonable cost of Sublessor's audit.

     (d) Sublessee agrees that no ATM shall stand in front of or protrude beyond the flush surface of the front wall of the bank vestibule area. The ATM must be recessed in such a way that no portion of the machine shall extend beyond the wall surface. Sublessee further agrees that under no circumstance shall any portion of the ATM extend into the traffic aisle adjacent to the bank's front wall. Details of ATM placement into the leased space shall be submitted to and approved by Sublessor prior to construction of said space.

     1.6 Sublessor's Rights: Notwithstanding anything to the contrary herein, Sublessee acknowledges that Sublessor's associates shall at all times during the term of this Sublease, be permitted to conduct any transaction at the Point of Sale (POS). Service Desk, or other location determined appropriate by Sublessor, to include, without limitation, accepting ATM, credit or debit (online or offline) cards, including offering "cashback', cashing checks, offering privately branded credit cards, and other financial or investment products and services that Sublessor, in its sole discretion deems appropriate.

            ARTICLE II.  ACCEPTANCE OF DEMISED PREMISES; REMODELING

     2.1 Acceptance of Demised Premises: By opening for business in the Demised Premises, Sublessee shall be deemed to have accepted the same "as is" and to have acknowledged that the same comply fully, with Sublessor's covenants and obligations hereunder.

     2.2 Possession: If this Sublease is executed before the Demised Premises becomes vacant, or if any present Sublessee or occupant of the Demised Premises holds over, and Sublessor cannot acquire possession of the Demised Premises prior to the Targeted Commencement Date, Sublessor shall not be deemed to be in default hereunder, and Sublessee agrees to accept possession of the Demised Premises at such time as Sublessor is able to tender the same. Sublessor hereby waives the payment of Rent covering any period prior to tender of possession of the Demised Premises to Sublessee hereunder. If Sublessor, in Sublessor's sole discretion, determines that it will be unable to acquire possession of the Demised Premises within a reasonable time after the Targeted Commencement Date by reasonable commercial efforts, short of litigation, Sublessor shall have the right to terminate this Agreement by written notice to Sublessee. In such event, this Sublease shall terminate and neither party shall have any further rights, duties or obligations hereunder.

     2.3 Construction of Store: If this Sublease is executed before Sublessor has commenced construction of the Store and Sublessor does not tender possession of the Demised Premises to Sublessee for completion of Sublessee's work by the Targeted Commencement Date, as above defined, Sublessor shall not be deemed to be in default hereunder, and Sublessee agrees to accept possession of the Demised Premises at such time as Sublessor tenders the same. Notwithstanding the foregoing, if Sublessor, in Sublessor's sole discretion (i) determines it will be unable to deliver possession of the Demised Premises to Sublessee within a reasonable time after the Targeted Commencement Date, by reason of construction or regulatory delays or otherwise, or (ii) elects not to construct the Store, Sublessor shall have the right to terminate this Agreement by written notice to Sublessee. In such event, this Sublease shall terminate and neither party shall have any further rights, duties or obligations hereunder.

     2.4 Store Renovation: Sublessee recognizes that Sublessor may, from time to time, wish to remodel, rearrange or enlarge the Store to accommodate changes in retailing patterns. If the remodeling/rearranging/enlargement involves relocation of the Demised Premises, Sublessor shall pay an amount equal to the amount submitted by Sublessee and called "Startup Expenses" which shall be submitted within thirty (30) days of Commencement Date. The Startup Expenses will be depreciated in a straight line method over five years. Sublessee shall pay all costs that Sublessor has not agreed to pay. In no event will Sublessor be responsible for "loss of business," "lack of trade," or any other claim resulting out of such renovation. Notwithstanding any relocation of the Demised Premises required by reason of remodeling of the Store, the Demised Premises shall always be comparable in configuration and shall always retain approximately the same overall size to the original Demised Premises, and shall be located at the front of the Store. Sublessor agrees that Sublessee may temporarily close the Demised Premises if Sublessee reasonably determines that its ability to operate is materially impaired due to work associated with Store construction, remodeling, moving. Rent shall be abated during periods in which the Demised Premises is closed by reason of work associated with Store construction, remodeling, moving.

                               ARTICLE III. RENT

     3.1 Address for Payment of Rent: Rent shall be payable to Sublessor in care of: Wal-Mart Stores, Inc.

               Bank of America
               Lockbox Area - 4th Floor
               PO Box 500620
               800 Market Street
               St. Louis, MO 63101

     3.2 Time of Payment of Rent: Sublessee shall pay Rent to Sublessor in monthly installments. The first such monthly installment shall be due and payable on or before the earlier of (i) the date on which Sublessee first opens for business in the Demised Premises and (ii) the Commencement Date, and subsequent installment shall be due and payable on or before the first day of each succeeding calendar month during the Sublease Term. Rent shall be prorated on a daily basis for any partial month in the Sublease Term that results from the Sublease Term beginning on a day other than the first day of a calendar month or ending on a day other than the last day of a calendar month.

     3.3 Electronic Payment: It is understood that the Rent, Key Money, Sublessor's Construction Payment and all other payments hereunder are payable at the times stated herein without offset or deduction of any nature. If requested by Sublessor, all payments shall be made electronically by Fedwire or through an Automated Clearing House (ACH). In the event any payment is not received within ten (10) days of the due date, it is agreed that the amount thus due shall bear interest at the rate of one and one-half percent (11/2 %) per month, such interest to accrue continuously on any unpaid balance due to Sublessor by Sublessee during the period commencing with the due date and terminating with the date on which Sublessee makes full payment of all amounts owing to Sublessor at the time of said payment. Any such interest shall be payable as additional Rent hereunder and shall be payable immediately on demand.

     3.4 Quarterly Payment of Rent at Sublessor's Option: If Sublessee fails in two (2) consecutive months to make payments of Rent within ten (10) days after due, Sublessor, in order to reduce its administrative costs, may require by giving written notice to Sublessee (and in addition to any interest accruing pursuant to Section 3.3 above, as well as any other rights and remedies accruing pursuant to Article XVIII or Article XIX, or any other term, provision or covenant of this Sublease), that Rent is to be paid quarterly in advance instead of monthly.

                        ARTICLE IV. REPORTS AND RECORDS

     4.1 Loans and Deposits: Promptly following the end of each calendar quarter during the term of the Sublease, Sublessee shall deliver to Sublessor information set forth in Exhibit G concerning loans and deposits for the Demised Premises. Sublessor acknowledges that such reports contain sensitive and confidential information and shall use reasonable business efforts to maintain the confidentiality of the information contained therein, both during and after the expiration of the Sublease Term.

                            ARTICLE V. COMMON AREAS

     5.1 Common Areas: The term "Common Area" is defined for all purposes of this Sublease as that part of the Store as well as certain adjoining property owned or Subleased by Sublessor and intended for the common use of all Sublessees, including among other facilities (as such may be applicable), parking area, private streets and alleys, landscaping, curbs, loading area, floors, doors, side walks, food court, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets and the like but excluding space in buildings (now or hereafter existing) designed for rental or commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority. Sublessor reserves the right to change from time to time the dimensions and locations of the Common Area. Sublessee, and its employees and customers, and when duly authorized pursuant to the provisions of this Sublease, its subSublessees, licensees and concessionaires, shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Sublessor, other Sublessees of the Store and other persons permitted by Sublessor to use the same, and subject to such reasonable rules and regulations governing use as Sublessor may from time to time prescribe, including the designation of specific areas in which automobiles owned by Sublessee, its employees, subSublessees, licensees and concessionaires shall be parked. Sublessor may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations to prevent the public from obtaining prescriptive rights. Sublessor shall be responsible for the operation, management, and maintenance of the Common Area, the manner of maintenance and the expenditures therefore to be in the sole discretion of Sublessor.

                 ARTICLE VI. USE AND CARE OF DEMISED PREMISES

     6.1 Operation: The Demised Premises may be used only for the purpose or purposes specified in Section 1.4, and for no other purposes without the prior written consent of Sublessor. Sublessee shall not at any time leave the Demised Premises vacant, but shall in good faith continuously throughout the Sublease Term operate an FSF in the Demised Premises. Sublessee shall operate its business in an efficient, high class and reputable manner, and shall, except during reasonable periods for repairing, cleaning, and decorating, keep the Demised Premises open to the public for business with adequate personnel in attendance, for a minimum of fifty (50) hours a week allocated over six (6) days, two (2) of which shall be Friday and Saturday; provided, however, that such minimum hours of operation shall be shortened for any week during which a bank holiday occurs. In addition, Sublessee agrees to provide a level and quality of services to its customers in the Store that equals or exceeds Sublessor's standards for the level and quality of services Sublessor provides to its customers in the Store, and will conduct all business in conjunction With and abiding by Sublessor's philosophies, culture and standards, subject to sound banking practices and applicable banking laws, rules and regulations.

     6.2 Customer Service Telephone: Sublessee shall provide, at its sole expense, a customer service "Hot Line" notice including the Sublessee's local or other toll free number at the Demised Premises. The notice shall be in a conspicuous location in full view of all customers at all times the Store is open for business. Letters and numbers are to be a minimum of four inches (4") in scale with a background color which highlights the color of the characters.

     6.3 Increased Risk: Sublessee shall not, without Sublessor's prior written consent, keep anything within the Demised Premises or use the Demised Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or the Store or the Common Area. All property kept, stored or maintained within the Demised Premises by Sublessee shall be at Sublessee's sole risk.

     6.4 Care of Demised Premises: Sublessee shall take good care of the Demised Premises and keep the same free from waste at all times. Sublessee shall keep the Demised Premises neat, clean and free from dirt or rubbish at all times. Receiving and delivery of goods and merchandise and removal of garbage and trash from the Demised Premises shall be made only in the manner and areas prescribed by Sublessor. Sublessee shall not operate an incinerator or burn trash or garbage within the Store or Common Area. Sublessee shall not permit any objectionable or unpleasant odors to emanate from Demised Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Demised Premises or where the same can be seen or heard from outside the building; nor place any antenna, awning or other projection on the exterior of the Demised Premises; nor take any other action which would constitute a nuisance or would disturb or endanger other Sublessees of the Store or unreasonably interfere with their use of their respective premises; nor do anything which would tend to injure the reputation of the Store.

     6.5 Display Windows: Sublessee shall maintain all display windows in a neat, attractive condition and shall keep all display windows lighted during all business hours as defined above.

     6.6 Permits: Sublessee shall procure at its sole expense any permits and licenses required for the transaction of business in the Demised Premises and shall otherwise comply with all applicable laws, ordinances, and governmental regulations.

     6.7 Sublessee's Employees:

     (a) All persons employed by Sublessee in or about, or in connection with, the operation of the FSF shall be Sublessee's employees for all purposes under this Agreement. Sublessee's employees and agents and employees of companies which service the FSF who are not Sublessee employees or agents shall be granted access to the Store for the purpose of servicing, maintaining, and otherwise performing services in connection with the FSF. Sublessor agrees to cooperate with Sublessee in providing access to the Demised Premises during periods of time the Store may not be open for business.

     (b) Employees of Sublessee, while working at the FSF, shall be permitted to park their automobiles in spaces designated by Sublessor for parking by Sublessor employees. Sublessee shall furnish to Sublessor upon request a complete list of license numbers of all automobiles operated by Sublessee, its employees, subSublessees, licensees or concessionaires, and Sublessee agrees that if any automobile or other vehicles owned by Sublessee or any of its employees, subSublessees, licensees or concessionaires shall be parked in any part of the Common Area other than the specified areas designated for employee parking while performing services at the Demised Premises, Sublessee shall pay to Sublessor as additional Rent upon demand an amount equal to the daily rate or charge for such parking as may be reasonably established by Sublessor from time to time for each day, or part thereof, such automobile or other vehicle is so parked. Sublessor may from time to time substitute for any parking area other areas reasonably accessible to Sublessee, which areas may be elevated, surface or underground.

     6.8  Advertising and Promotion:

     (a) Sublessee may advertise the existence and location of the FSF by media as per manner approved by Sublessor at the on-site operations level, which approval will not be unreasonably withheld or delayed. Aside from notices of the existence and location of the FSF, neither Sublessor nor Sublessee will use the other's name, trademark, servicemark, or logo in any advertising, marketing, or solicitation materials without the other's consent. In no event will either party advertise or otherwise represent that it has any relationship with the other other than the relationship of Sublessor and Sublessee arising out of Sublessee's occupying space in the Store.

     (b) Subject to Sublessor's approval on the on-site operations level, which will not be unreasonably withheld or delayed, Sublessee may promote its products and services outside the FSF within the Store itself; provided, however, such products and services shall be those offered at the FSF and shall not compete with the grocery products or services offered by Sublessor.

     (c) Subject to Sublessor approval on the on-site operations level, which will not be unreasonably withheld or delayed, Sublessee shall have access to the intercommunication system ("intercom") within the Store to promote the products and services offered at the FSF. The use of the intercom shall be coordinated and approved between the Store Manager and the FSF Manager.

     (d) All promotions conducted by Sublessee in the Store shall be conducted in a professional manner by trained employees of Sublessee or an Affiliate (as defined in Section 16.2, below) working at the FSF.

     (e) Sublessor, as approved at the on-site operations level, shall permit Sublessee to place signs identifying its operations inside the Store at locations to be agreed upon by the parties. Sublessee will submit to Sublessor for its approval, which will not be unreasonably withheld or delayed, a signage package detailing the appearance and size of all signs to be installed.

     6.9 Trade Name: Sublessee hereby acknowledges that Sublessee's business reputation, intended us of the Demise Premises and ability to generate patronage to the Demised Premises and the Store were all relied upon by Sublessor and served as significant and material inducements contributing to Sublessor's decision to execute this Sublease with Sublessee. Sublessee hereby covenants and agrees: (i) to operate in the Demised Premises only under the trade name(s) set forth in the Basic Provisions, and under no other name or trade name whatsoever without Sublessor's prior written consent, provided (A) such consent by Sublessor shall not be unreasonably withheld and (B) if Sublessee is acquired by, or acquires, whether by merger or other means, a bank or bank holding company having assets equal to fifty percent (50%) or more of the assets of Sublessee, Sublessee may, upon prior notice to Sublessor, adopt the name or trade name used by such other bank or bank holding company in its banking business, provided in either case such name is not obscene and does not contain the name of any of Sublessor's competitors.

            ARTICLE VII. MAINTENANCE AND REPAIR OF DEMISED PREMISES

     7.1 Sublessor's Responsibility: Sublessor shall keep the foundation, the exterior walls, heating, air conditioning and roof (except plate glass; windows, doors, door closure devices and other exterior openings; window and door frames, molding, locks and hardware; special storefronts; lighting, plumbing and other electrical, mechanical and electromotive installations, equipment and fixtures; signs, placards, decorations or advertising media of any type; and interior painting or other treatment of exterior walls) of the Demised Premises in good repair. Sublessor, however, shall not be required to make any repairs occasioned by the act or negligence of Sublessee or Sublessee's agents, employees, subSublessees, licensees and concessionaires; and the provisions of the previous sentence are expressly recognized to be subject to the provisions of Article XIV (Casualty) and Article XV (Condemnation) of this Sublease. In the event that the Demised Premises should become in need of repairs required to be made by Sublessor hereunder, Sublessee shall give prompt written notice thereof to Sublessor, and Sublessor shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after receipt by Sublessor of such written notice.

     7.2 Sublessee's Responsibility: Sublessee shall keep the Demised Premises in good, clean and habitable condition and shall at its sole cost and expense keep the Demised Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Sublessor under the provisions of Section 7.1, Article XIV (Casualty) and
Article XV (Condemnation). Without limiting the coverage of the previous sentence, it is understood that Sublessee's responsibilities therein include the repair and replacement of all of Sublessee's lighting, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes, wiring, and any sewer located in, under or above the Demised Premises and serving the Demised Premises. If any repairs required to be made by Sublessee hereunder are not made within ten (10) days after written notice delivered to Sublessee by Sublessor, Sublessor may at its option make such repairs without liability to Sublessee for any loss or damage which may result to its stock or business by reason of such repairs; and Sublessee shall pay to Sublessor upon demand, as additional Rent hereunder, the cost of such repairs plus ten percent (10%) thereof as an administrative fee to Sublessor plus interest at the rate of one and one-half percent (1 1/2% ) per month, such interest to accrue continuously from the date of payment by Sublessor until repayment by Sublessee. At the expiration of this Sublease, Sublessee shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Sublessor in Section 7.1, Article XIV and Article XV of this Sublease.

                           ARTICLE VIII. ALTERATIONS

     8.1 Improvements by Sublessee: Sublessee shall not make any alterations, additions or improvements (collectively, "Improvements") to the Demised Premises without the prior written consent of Sublessor, which consent will not be unreasonably withheld or delayed, except for the installation of unattached, movable trade fixtures ("Fixtures") which may be installed without drilling, cutting or otherwise defacing the premises.

     8.2 Removal of Improvements and Fixtures: Sublessee shall have the right to remove the FSF and all other Improvements and Fixtures which Sublessee makes or installs upon the Demised Premises, provided Sublessee completes such removal within thirty (30) days of termination of the Sublease. All Improvements and Fixtures which may be made or installed upon the Demised Premises that are not removed by Sublessee within thirty (30) days of termination of this Sublease shall remain upon and be surrendered with the Demised Premises and become the property of Sublessor at the termination of this Sublease, unless Sublessor requests their removal in which event Sublessee shall remove the same and restore the Demised Premises to their original condition, subject to reasonable wear and tear, at Sublessee's expense. Sublessee shall repair any damage to the Store caused by removal of Sublessee's Improvements and Fixtures.

     8.3 All construction work done by Sublessee within the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Store. Sublessee agrees to indemnify Sublessor and hold Sublessor harmless against any loss, liability or damage resulting from such work and Sublessee shall, if requested by Sublessor, furnish a bond or other security satisfactory to Sublessor against any such loss, liability or damage.

             ARTICLE IX. SUBLESSOR'S RIGHT OF ACCESS: USE OF ROOF

     9.1 Sublessor's Right of Access: Sublessor shall have the right to enter upon the Demised Premises at any time upon reasonable notice to Sublessee (except for emergencies) and subject to Sublessee's security requirements, for the purpose of inspecting the same or of making repairs, alterations or additions to adjacent premises, or of showing the

Demised Premises to prospective purchasers, lessees or lenders. Sublessor shall endeavor to minimize interference with Sublessee's business.

     9.2 "For Rent" Signs: Sublessee will permit Sublessor to place and maintain "For Rent" or "For Sublease" signs on the Demised Premises during the last ninety (90) days of the Sublease Term, it being understood that such signs shall in no way affect Sublessee's obligations pursuant to any provision of this Sublease.

     9.3 Use of Roof: Use of the roof above the Demised Premises is reserved to Sublessor.

                         ARTICLE X. SIGNS: STOREFRONTS

     10.1 Signs; Storefronts: Sublessee shall not, without Sublessor's prior written consent: (a) make any changes to the storefront or (b) install any exterior lighting, decorations, paintings, awnings, canopies or the like or (c) erect or install any signs, window or door lettering placards, decorations or advertising media of any type which can be viewed from the exterior of the Demised Premises. All signs, lettering, placards, decorations and advertising media shall conform in all respects to the sign criteria established by Sublessor from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Sublessor as to construction, method of attachment, size, shape, height, lighting, color and general appearance, pursuant to the procedures outlined on Exhibit "D," attached hereto. All signs shall be kept in good condition and in proper operating order at all times at Sublessee's expense. Subject to the foregoing restrictions, Sublessee agrees to install and maintain a first-class sign on the front of the Demised Premises during the Sublease Term.

                             ARTICLE XI. UTILITIES

     11.1 Utility Charge: Sublessor shall pay all charges for electricity, water, gas, and sewerage service furnished to the Demised Premises. Sublessee shall pay for telephone service and other utility services.

     11.2 Interruption of Utilities: Sublessor shall not be liable for any interruption whatsoever in utility services not furnished by Sublessor nor for interruptions in utility services furnished by Sublessor which are due to fire, accident, strike, acts of God or other causes beyond the control of Sublessor or in order to make alterations, repairs or improvements. Sublessor shall provide reasonable heating, cooling and lighting to the building in which the Demised Premises are located and the Common Areas at all times during which the Store is open for business.

             ARTICLE XII. INDEMNITY AND PUBLIC LIABILITY INSURANCE

     12.1 Injury and Damage: Sublessor shall not be liable to Sublessee or to Sublessee's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of Sublessee, its employees, subSublessees, licensees or concessionaires, or of any other person entering the Store under express or implied invitation of Sublessee, or arising out of the use of the Demised Premises by Sublessee and the conduct of its business therein, or arising out of any breach or default by Sublessee in the performance of its obligations hereunder; and Sublessee hereby agrees to defend, indemnify and hold Sublessor harmless from any loss, expense, including reasonable attorney expenses, or claims arising out of such damage or injury.

     12.2 Liability Insurance: Sublessee shall procure and maintain throughout the Sublease Term a policy or policies of insurance, at its sole cost and expense, insuring both Sublessor and Sublessee against all claims, demands or actions arising out of or in connection with Sublessee's use or occupancy of the Demised Premises, the limits of such policy or policies to be in an amount not less than $1,000,000.00 per occurrence in respect of injuries to or death of any one person, and in an amount not less than $5,000,000.00 in respect of any one accident or disaster, and in an amount not less than $1,000,000.00 per occurrence in respect of property damaged or destroyed, and to be written by insurance companies satisfactory to Sublessor. Sublessee shall obtain a written obligation on the part of each insurance company to notify Sublessor at least thirty (30) days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance and renewals thereof as required shall be delivered to Sublessor at least thirty (30) days prior to cancellation or the expiration of the respective policy terms of such insurance. If Sublessee should fail to comply with the foregoing requirements relating to insurance, Sublessor may obtain such insurance and Sublessee shall pay to Sublessor on demand as additional Rent hereunder the premium cost thereof plus ten percent (10%) as an administrative fee to

Sublessor plus interest at the rate of one and one-half percent (1 1/2%) per month from the date of payment by Sublessor until repaid by Sublessee.

     12.3 Workers' Compensation Insurance: Sublessee agrees to maintain and keep in force, during the Sublease Term, all workers' compensation insurance required under applicable Workers' Compensation Acts and employer Liability in the limits of $1000,000. Per occurrence with a waiver of subrogation where permitted by law.

                ARTICLE XIII. NON-LIABILITY FOR CERTAIN DAMAGES

     13.1 Defects, etc.:

     (a) Sublessor and Sublessor's agents and employees shall not be liable to Sublessee for any injury to person or damage to property caused by the Demised Premises becoming out of repair, or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass installed by Sublessee in the Demised Premises, or by the backing up of drains constructed by Sublessee, or by gas, water, steam, electricity or oil leaking, escaping or flowing from equipment, pipes or wiring installed by Sublessee into the Demised Premises, nor shall Sublessor be liable to Sublessee for any loss or damage that may be occasioned by or through the acts or omissions of other Sublessees of the Store or of any other persons whomsoever, excepting only duly authorized employees and agents of Sublessor.

     (b) Sublessee and its agent and employees shall not be liable to Sublessor for any injury to person or damage to property caused by the Demised Premises or other portions of the Store becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing out of the Demised Premises, nor shall Sublessee be liable to Sublessor for any losses or damage that may be occasioned by or through the acts or omissions of other Sublessees of the Store or of any other persons whomsoever, excepting only duly authorized employees and agents of Sublesee.

     13.2 Mutual Waiver of Subrogation: Sublessor and Sublessee each hereby release the other from any and all liability or responsibility to the other or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is customarily insured under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when standard fire and extended coverage insurance policies contain a clause or endorsement to the effect that any such Sublease shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy.

                             ARTICLE XIV. CASUALTY

     14.1 Notice to Sublessor: Sublessee shall give prompt written notice to Sublessor of any damage caused to the Demised Premises by fire or other casualty.

     14.2 Sublessor's Repair of Casualty Damage: In the event that the Store shall be damaged or destroyed by fire or other casualty, then Sublessor may elect either to terminate this Sublease or to proceed to rebuild and repair the Store. Sublessor shall give written notice to Sublessee of such election within sixty (60) days after the occurrence of such casualty, and if Sublessor elects to rebuild and repair, shall proceed to do so with reasonable diligence and at its sole cost and expense. As it relates to the Demised Premises, Sublessor's work under this Article XIV shall be limited to restoring the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Sublessee to substantially the same condition in which the same existed prior to the casualty.

     14.3 Sublessee's Repair of Casualty Damage: Sublessee agrees that promptly after completion of such work by Sublessor, Sublessee will proceed with reasonable diligence and at Sublessee's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Sublessee.

     14.4 Operation of FSF After Casualty: Sublessee agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable.

During the period from the occurrence of the casualty until Sublessee's repairs are completed, the Rent shall be reduced to such extent as may be fair and reasonable under the circumstances.

     14.5 Property Insurance: Sublessee will secure at Sublessee's sole cost Property Insurance Coverage normally covered in a Fire and Extended Coverage Policy for Sublessee's Fixtures and Improvements.

                           ARTICLE XV. CONDEMNATION

     15.1 Condemnation: If such portion of the Store (including the Common Area) shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of Eminent Domain or by private exercise in lieu thereof that, in the sole opinion of Sublessor, the continued operation of the Store is undesirable, Sublessor may elect to terminate this Sublease, such termination to be effective as of the date Sublessor ceases to operate the Store. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Sublessor, and Sublessee hereby assigns its interest in any such award to Sublessor; provided, however, Sublessor shall have no interest in any award made to Sublessee for Sublessee's moving and relocation expenses or for the loss of Sublessee's fixtures and other tangible personal property if a separate award for such items is made to Sublessee.

                    ARTICLE XVI. ASSIGNMENT AND SUBLETTING

     16.1 Sublessor's Consent: Sublessee shall not, without the prior written consent of Sublessor (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Sublease or any interest hereunder, (ii) permit any assignment or other such foregoing transfer of this Sublease or any interest hereunder by operation of law, (iii) sublet the Demised Premises or any part thereof, or (iv) permit the use of the Demised Premises by any persons other than Sublessee, its employees and its invitees (each of the foregoing actions for which Sublessor's consent is required is hereinafter sometimes referred to as a "Transfer" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Sublessee shall desire Sublessor's consent to any Transfer, Sublessee shall notify Sublessor in writing, which notice shall include: (a) the proposed effective date (which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the Sublessee's notice), (b) all of the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (c) current audited financial statements of the proposed Transferee, and any other information necessary to enable Sublessor to determine the financial responsibility, character, and reputation of the proposed Transferee, and (d) such other information as Sublessor may reasonably require. Sublessor's consent to any Transfer shall not be unreasonably withheld, but any Transfer made without Sublessor's prior written consent shall, at Sublessor's option, be null, void, and of no effect, and any acceptance of Rent by Sublessor from any purported Transferee shall not be deemed a consent to a Transfer or a waiver of any of Sublessor's rights or remedies hereunder.

     16.2 Permitted Transfers: "Transferee" as used herein shall not include a subsidiary, affiliate, division or corporation controlled by, controlling or under common control with Sublessee (each of which shall be an "Affiliate" for purposes of the Sublease), provided that the Affiliate is a federal or state-chartered financial institution whose deposits are insured by the Federal Deposit Insurance Corporation, and that the Affiliate will continue to operate a full-service FSF in the Demised Premises. Sublessor shall be deemed to consent to a Transfer to such an Affiliate and no prior consent shall be required thereto, provided that Sublessee shall give prior written notice thereof to Sublessor for informational purposes only. Moreover, a merger or consolidation in which Sublessee is the surviving entity or in which the shareholders of Sublessee maintain control of the surviving entity shall not be deemed a Transfer.

     16.3 Corporate Consolidation: For purposes of this Sublease, the term "Transfer" shall also include the dissolution or the merger or consolidation of Sublessee (other than with an Affiliate), or within a twelve (12) month period:
(i) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Sublessee (other than, in the case of a closely held corporation, to immediate family members by reason of gift or death), or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets (as of the date hereof) of Sublessee.

     16.4 Transfer Premium: If Sublessor consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Sublessee shall pay Sublessor fifty percent (50%) of any Transfer Premium received by Sublessee in connection with such Transfer. "Transfer Premium" shall mean all Rent, additional Rent or other consideration payable by such Transferee in any monthly period in excess of the Rent payable by Sublessee under this Sublease (on a monthly basis during the Term). If part of the consideration for such Transfer shall be payable other than in cash, Sublessor's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Sublessor. Such percentage of the Transfer Premium shall be paid promptly by Sublessee upon Sublessee's receipt from time to time of periodic payments from such Transferee or at such other time as Sublessee shall realize a Transfer Premium. In lieu of accepting such percentage of the Transfer Premium, Sublessor may elect in writing within ninety (90) days after Sublessee's notice, to increase the Rent hereunder during the Term of the Transfer by an amount equal to Sublessor's share of the monthly amount of such Transfer Premium. The provisions of this Subparagraph 16.4 shall not apply to a Transfer to an Affiliate and shall not apply to payments made by a Transferee for (i) Sublessee's customer deposits, loans and related assets; or (ii) the FSF or Sublessee's furniture, fixtures and equipment contained therein.

     16.5 Effect of Sublessor Consent: If Sublessor consents or is deemed to consent to a Transfer: (a) the terms and conditions of this Sublease, including among other things, Sublessee's (which term, for purposes hereof, shall mean the transferring Sublessee and any predecessor) liability for the Demised Premises (including, without limitation, Rent and other sums due with respect thereto), shall in no way be deemed to have been waived or modified so that notwithstanding such Transfer, the Sublessee, its predecessors and the Transferee shall be jointly and severally liable with respect to the Demised Premises, (b) such consent shall not be deemed consent to any further Transfer by either Sublessee or a Transferee, (c) as a condition thereto Sublessee shall first deliver to Sublessor an original executed copy of all documentation pertaining to the Transfer, including but not limited to an assumption agreement by the Transferee, in form reasonably acceptable to Sublessor, and (d) Sublessee shall furnish upon Sublessor's request a complete statement, certified by an independent certified public accountant, or Sublessee's chief financial officer, setting forth in detail the computation of any Transfer Premium Sublessee has derived and shall derive from such Transfer. Sublessor or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Sublessee relating to any Transfer Premium, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Sublessee shall within thirty (30) days after demand pay the deficiency, and Sublessor's costs of such audit, and if understated by more than five percent (5%), Sublessor shall have the right to cancel this Sublease upon thirty (30) days notice. Any subSublease hereunder shall be subordinate and subject to the provisions of this Sublease, and if this Sublease shall be terminated during the term of any subSublease, Sublessor shall have the right to (i) treat such subSublease as canceled and repossess the Demised Premises by any lawful means or (ii) require that such subSublessee attorn to and recognize Sublessor as its Sublessor under such subSublease.

     16.6 Sublessor's Sublease (if any): If this Sublease is in fact a subSublease, Sublessee accepts this Sublease subject to all of the terms and conditions of the underlying Sublease under which Sublessor holds the Store as lessee. Sublessee covenants that it will do no act or thing which would constitute a violation by Sublessor of his obligation under such underlying Sublease; provided, however, that Sublessee's agreement in this regard is premised on Sublessor's assurances to the effect that the terms of this Sublease do not violate such underlying Sublease.

     16.7 Transfer by Sublessor: In the event of the Transfer by Sublessor of its interest in this Sublease to a Transferee expressly assuming Sublessor's obligation under this Sublease, Sublessor shall thereby be released from any further obligations hereunder, and Sublessee agrees to look solely to such Transferee of Sublessor for performance of such obligations. Any security given by Sublessee to secure performance of Sublessee's obligations hereunder may be assigned and transferred by Sublessor to such Transferee, and Sublessor shall thereby be discharged of any further obligation relating thereto.

                              ARTICLE XVII. TAXES

     17.1 Sublessee's Responsibility for Taxes: Sublessee shall be liable for all taxes levied against personal property and trade fixtures placed by Sublessee in the Demised Premises. If any such taxes are levied against Sublessor or Sublessor's property, and if Sublessor elects to pay the same or if the assessed value of Sublessor's property is increased by inclusion of personal property and trade fixtures placed by Sublessee in the Demised Premises, and Sublessor elects to pay the taxes based on such increase, Sublessee shall pay to Sublessor upon demand that part of such taxes for which Sublessee is primarily liable hereunder.

     17.2 Sublessor's Responsibility for Taxes: Except as provided in Section 17.1, Sublessor shall pay or cause to be paid all general real estate taxes, general and special assessments, parking surcharges and other governmental charges (hereinafter collectively referred to as the "General Taxes") levied against the Store and the Common Area for each real estate tax year.

     17.3 Rent Taxes, etc.: If at any time during the Sublease Term, a tax or excise on rents or other tax however described (except any franchise, estate, inheritance, capital stock, income or excess profits tax imposed upon Sublessor) is levied or assessed against Sublessor by any lawful taxing authority on account of Sublessor's interest in this Sublease or the Rent or other charges reserved hereunder, as a substitute in whole or in part, or in addition to the General Taxes described in Section 17.2 above, Sublessee agrees to pay to Sublessor upon demand, and in addition to the Rent and other charges prescribed in this Sublease, the amount of such tax or excise. In the event any such tax or excise is levied or assessed directly against Sublessee, then Sublessee shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.

                ARTICLE XVIII. DEFAULT BY SUBLESSEE AND REMEDIES

     18.1 Events of Default: The following shall be events of default by Sublessee under this Sublease:

     (a) Sublessee shall fail to pay any installment of Rent or any other regularly scheduled monetary obligations hereunder involving the payment of money and such failure shall continue for a period of ten (10) days after written notice to Sublessee (or if notice of non-payment shall have been given to Sublessee within the same calendar year, such failure shall continue, whether or not Sublessor gives Sublessee notice, for a period of ten (10) days).

     (b) Sublessee shall fail to comply with any term, provision or covenant of this Sublease other than as described in subsection (a) above and shall not cure such failure within thirty (30) days after written notice thereof to Sublessee, or, as to matters which cannot be remedied within thirty (30) days if Sublessee fails to commence efforts to remedy such default within such thirty (30) day period and thereafter diligently prosecute such efforts so that such default is cured within a reasonable time, not to exceed ninety (90) days from Sublessee's receipt of such notice.

     (C) Sublessee or any guarantor of Sublessee's obligations under this Sublease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     (d) Sublessee or any guarantor of Sublessee's obligations under this Sublease shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Sublessee or any guarantor of Sublessee's obligations under this Sublease shall be adjudged bankrupt or insolvent in proceedings filed against Sublessee or any guarantor of Sublessee's obligations under this Sublease thereunder.

     (e) A receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Sublessee or any guarantor of Sublessee's obligations under this Sublease.

     (f) Sublessee shall desert or vacate or shall commence to desert or vacate the Demised Premises or any substantial portion of the Demised Premises prior to termination of this Sublease.

     (g) Sublessee shall do or permit to be done anything which creates a lien upon the Demised Premises.

     18.2 Sublessor's Remedies: Upon the occurrence of any such events of default, Sublessor shall have the option to pursue either of the following alternative remedies:

     (a) Without any notice or demand whatsoever, Sublessor may take any one or more of the actions permissible at law to insure performance by Sublessee of Sublessee's covenants and obligations under this Sublease. In this regard, it is agreed that if Sublessee deserts or vacates the Demised Premises, Sublessor may enter upon and take possession of the Demised Premises in order to protect them from deterioration and continue to demand from Sublessee the monthly rentals and other charges provided in this Sublease, without any obligation to relet; but that if Sublessor does, at its sole discretion, elect to relet the Demised Premises, such action by Sublessor shall not be deemed as an acceptance of Sublessee's surrender of the Demised Premises unless Sublessor expressly notifies Sublessee of such acceptance in writing pursuant to Subsection (b) of
Section 18.2 Sublessee hereby acknowledges that Sublessor shall otherwise be reletting as Sublessee's agent and Sublessee furthermore hereby agrees to pay to Sublessor on demand any deficiency that may arise between the monthly rentals and other charges provided in this Sublease and that actually collected by Sublessor. It is further agreed in this regard that in the event of any default described in Subsection (b) of Section 18.1, Sublessor shall have the right to enter upon the Demised Premises without being liable for prosecution of any claim for damages therefor, and do whatever Sublessee is obligated to do under the terms of this Sublease; and Sublessee agrees to reimburse Sublessor on demand for any expenses which Sublessor may incur in thus effecting compliance with Sublessee's obligations under this Sublease; and Sublessee further agrees that Sublessor shall not be liable for any damages resulting to Sublessee from such action.

     (b) Sublessor may terminate this Sublease by written notice to Sublessee, in which event Sublessee shall immediately surrender the Demised Premises to Sublessor, and if Sublessee fails to do so, Sublessor may, without prejudice to any other remedy which Sublessor may have for possession or arrearages in Rent (including any interest which may have accrued pursuant to Article III of this Sublease), enter upon and take possession of the Demised Premises and expel or remove Sublessee and any other person who may be occupying said premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Sublessor agrees to provide ten (10) days written notice and Sublessee has ten (10) days to correct, modify and make whole any obligation. '-Sublessee hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of Rent. In addition, Sublessee agrees to pay to Sublessor on demand the amount of all loss and damage which Sublessor may suffer by reason of any termination effected pursuant to this Subsection 18.2(b), said loss and damage to be determined by either of the following alternative measures of damage.

     (c) Until Sublessor is able, through reasonable efforts, the nature of which efforts shall be at the sole discretion of Sublessor, to relet the Demised Premises, Sublessee shall pay to Sublessor on or before the first day of each calendar month, the Rent and other charges provided in this Sublease. After the Demised Premises have been relet by Sublessor, Sublessee shall pay to Sublessor on the twentieth day of each calendar month the difference between the Rent and other charges provided in this Sublease for the preceding calendar month and that actually collected by Sublessor for such month. If it is necessary for Sublessor to bring suit in order to collect a deficiency, Sublessor shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Sublessor to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Sublessor from subsequent Sublessees for any calendar month, in excess of the Rent and other charges provided in this Sublease, shall be credited to Sublessee in reduction of Sublessee's liability for any calendar month for which the amount collected by Sublessor will be less than the Rent and other charges provided in this Sublease; but Sublessee shall have no right to such excess other than the above described credit.

     (d) When Sublessor desires, Sublessor may demand a final settlement. Upon demand for a final settlement, Sublessor shall have a right to, and Sublessee hereby agrees to pay, the difference between the total of all Rent and other charges provided in this Sublease for the remainder of the term and the reasonable rental value of the Demised Premises for such period, such difference to be discounted to present value at the rate of eight percent (8%) per annum).

     (e) If Sublessor elects, under any of the provisions for remedies of default set forth in Section 18.2 herein, payments of future installments of Rent shall be accelerated, Sublessee shall pay to Sublessor a sum equal to the entire amount of the Rent for the remainder of the Sublease term, plus any other sums due the Sublessor under this lease.

     (f) If Sublessor elects to compute damages in the manner prescribed by Subsection (c) above, this election shall in no way prejudice Sublessor's right at any time thereafter to demand a final settlement in accordance with Subsection (d) above. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Sublease and any other remedies provided by law. Forbearance by Sublessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     18.3 Sublessor's Expenses: It is further agreed that, in addition to payments required pursuant to Subsections 18.2(a) and 18.2(b), Sublessee shall compensate Sublessor for all expenses incurred by Sublessor in repossession (including among other expenses, any increase in Insurance Premiums caused by the vacancy of the Demised Premises), all expenses incurred by Sublessor in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new Sublessee upon reletting (including among other concessions, renewal options), all losses incurred by Sublessor as a direct or indirect result of Sublessee's default (including among other losses, any adverse reaction by Sublessor's mortgagee or by other Sublessees or potential Sublessees of the Store), and a reasonable allowance for Sublessor's administrative efforts, salaries and overhead attributable directly or indirectly to Sublessee's default and Sublessor's pursuing the rights and remedies provided herein and under applicable law. In no event shall Sublessee be obligated to make payments by reason of a default in an amount exceeding the total Rent in this Sublease for the remainder of the Sublease Term.

     18.4 Injunction: Sublessor may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Sublessee herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Sublessor hereunder shall be deemed cumulative and not exclusive of each other.

     18.5 Attorney's Fees: Sublessor and Sublessee agree that if either party brings an action against the other party to enforce the terms hereof or to declare rights hereunder each party shall pay their own attorney's fees and costs incurred therein except as otherwise provided herein.

     18.6 Sublessee's Insolvency: Notwithstanding any other provision of this Sublease, in the event the Sublessee or its successors or assignee shall become insolvent, bankrupt, or make an assignment for the benefit of creditors, or if it or their interest hereunder shall be levied upon or sold under execution or other legal process, or in the event the FSF to be operated on the Demised Premises is closed, or is taken over by a bank supervisory authority, the Sublessor may terminate this Sublease only with the concurrence of such bank supervisory authority, and any such authority shall in any event have the election to either continue or terminate this Sublease, provided, that in the event this Sublease is terminated, the maximum claim of Sublessor against such bank supervisory authority for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired Sublease shall in no event be in an amount exceeding the Rent reserved by this Sublease, without acceleration, for the year next succeeding the date of the surrender of the Demised Premises to the Sublessor, or the date of re-entry of the Sublessor, whichever first occurs, whether before or after the closing of the FSF, plus an amount equal to the unpaid Rent accrued without acceleration up to such date. This paragraph shall limit the liability of the FDIC but not affect Sublessor's other rights or remedies under law.

             ARTICLE XIX. SUBLESSOR'S CONTRACTUAL SECURITY INTEREST

     19.1 Sublessor's Security Interest: In addition to the statutory Sublessor's Lien, Sublessor shall have at all times a valid security interest to secure payment of Rent and other sums of money becoming due hereunder from Sublessee and to secure payment of any damages or losses which Sublessor may suffer by reason of the breach by Sublessee of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other tangible personal property of Sublessee presently, or which may hereafter be, situated on the Demised Premises, and all proceeds therefrom, and such property shall not be removed without the consent of Sublessor until all arrearages in Rent as well as any and all other sums of money then due to Sublessor or to become due to Sublessor hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Sublessee. Upon the occurrence of an event of default by Sublessee, Sublessor may, in addition to any other remedies provided, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other tangible personal property of Sublessee situated on the Demised Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Sublessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Sublessor or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Sublessee reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Sublease at least seven
(7) days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the above-described premises or where the property is located after the time, and place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Sublessee or as otherwise required by law; Sublessee shall pay any deficiencies forthwith. Upon request by Sublessor, Sublessee agrees to execute and deliver to Sublessor a financing statement in form sufficient to perfect the security interest of Sublessor in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the property is located, as well as any other state the laws of which Sublessor may at any time consider to be applicable.

     19.2 Subordination of Sublessor's Security Interest: Notwithstanding
Section 19.1, (i) Sublessor agrees that it will subordinate its security interest and Sublessor's Lien to the security interest of Sublessee's supplier or institutional financial source, provided that Sublessor approves the transaction as being reasonably necessary for Sublessee's operations at the Demised Premises, and further provided that the subordination must be limited to a specified transaction and specified items of the fixtures, equipment or inventory involved in the transaction. and (ii) Sublessor agrees that its lien shall be limited to Sublessee's equipment, fixture, furniture, improvements and other personal property of Sublessee situated on the Demised Premises and shall not apply to banking records, money, accounts, deposits or any property of Sublessee's customers.

                            ARTICLE XX. HOLDING OVER

20.1 Holdover Status: In the event Sublessee remains in possession of the Demised Premises after the expiration of this Sublease and without the execution of a new Sublease, it shall be deemed to be occupying the Demised Premises as a Sublessee from month to month at a monthly rental rate equal to the current Rent plus other charges herein provided plus fifty percent (50%) of such amount and otherwise subject to all the conditions, provisions and obligations of this Sublease insofar as the same are applicable to a month to month tenancy. Notwithstanding the foregoing, if Sublessor and Sublessee are engaged in good faith negotiations to extend the term of the Sublease or to enter into a new Sublease, Sublessee shall be permitted to continue paying monthly rental at a rate equal to the current Rent, without the fifty percent (50%) additional charge, while such negotiations continue; provided, however, that in the event Sublessor and Sublessee do not extend the term of this Sublease or enter into a new Sublease within three (3) months after termination of this Sublease, Sublessor may, at any time, require Sublessee to commence paying Rent plus fifty percent (50%) of such amount as set forth in this Section 20.1.

                   ARTICLE XXI. SUBORDINATION AND ATTORNMENT

     21.1 Mortgages, etc.: Sublessee accepts this Sublease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Demised Premises or the Store and Common Area as a whole and to any renewals and extensions thereof. Sublessee agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Sublease; provided, however, notwithstanding that this Sublease may be (or made to be) superior to mortgage, deed of trust or other lien, the provisions of mortgage, deed of trust or other lien relative to the rights of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Sublessor) and/or arising from insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Sublessor is hereby irrevocably vested with full power and authority to subordinate this Sublease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises or the Store and Common Area as a whole, and Sublessee agrees upon demand to execute such further instruments subordinating this Sublease as Sublessor may request; provided, however, that upon Sublessee's written request and notice to Sublessor, Sublessor shall use good faith efforts to obtain from any such mortgagee a written agreement that the rights of Sublessee shall remain in full force and effect during the Sublease Term as long as Sublessee shall continue to recognize and perform all of the covenants and conditions of this Sublease.

     21.2 Notice to Mortgagee: At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Sublessor's interest in the Demised Premises has given Sublessee written notice of its interest in this Sublease, Sublessee may not exercise any remedies for default by Sublessor hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

     21.3 Estoppel Certificates: Sublessee agrees that it will from time to time upon request by Sublessor execute and deliver to Sublessor a written statement addressed to Sublessor (or to a party designated by Sublessor), which statement shall identify Sublessee and this Sublease, shall certify that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm that Sublessor is not in default as to any obligations of Sublessor under this Sublease (or if Sublessor is in default, specifying any default), shall confirm Sublessee's agreements contained above in this Article XXI, shall confirm the Commencement and Termination Dates of this Sublease, and shall contain such other information or confirmations as Sublessor may reasonably require. Sublessor is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Sublessee to execute and deliver any such written statement on Sublessee's behalf if Sublessee fails to do so within seven (7) days after the delivery of a written request from Sublessor to Sublessee. Sublessor may treat such failure as an event of default.

     21.4 Attornment: Sublessee shall attorn to and be bound to any of Sublessor's successors under all the terms, covenants and conditions of this Sublease for the balance of any remaining Sublease Term.

                     ARTICLE XXII. NOTICES & CORRESPONDENCE

     22.1 Notices: Wherever any notice or correspondence is required hereunder, such notice shall be in writing. Any notice or document shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the parties hereto at the respective notice addresses set forth in
Article 1, or at such other addresses as they have theretofore specified by written notice.

                           ARTICLE XXIII. REGULATIONS

     23.1 Compliance With Regulations: Sublessor and Sublessee acknowledge that there are in effect, and may hereafter be enacted or put into effect, federal, state, county and municipal laws, orders, rules, directives and regulations (collectively referred to hereinafter as the "Regulations"), relating to or affecting the Demised Premises or the Store and Common Area, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and conduct of business. Subject to the express rights granted to Sublessee under the terms of this Sublease, Sublessee will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment, or do anything to permit anything to be done that would violate any Regulations. Moreover, Sublessee shall have no claim against Sublessor by reason of any changes Sublessor may make in the Store, Common Area or the Demised Premises which may be required to comply with such Regulations.

     23.2 Applications: Sublessee shall file applications with the appropriate regulatory authorities for authority to establish a branch office in the Demised Premises and shall keep Sublessor advised of the processing of the applications. The obligations of the Sublessee under this Sublease are subject to the condition precedent that the Sublessee shall receive authority to establish a branch office to the Demised Premises. In the event such authority is not received on or before the Targeted Commencement Date, either Sublessor or Sublessee shall have the right, upon notice to the other, to terminate this Sublease. In such event, neither party hereto shall have any rights, duties or obligations hereunder.

                          ARTICLE XXIV. MISCELLANEOUS

     24.1 No Partnership: Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Sublessor and Sublessee.

     24.2 No Offset: Sublessee shall not for any reason withhold or reduce Sublessee's required payments of Rent and other charges provided in this Sublease, it being agreed that the obligations of Sublessor hereunder are independent of Sublessee's obligations except as may be otherwise expressly provided. In this regard it is specifically understood and agreed that in the event Sublessor commences any proceedings against Sublessee for nonpayment of Rent or any other sum due and payable by Sublessee hereunder, Sublessee will not interpose any counterclaim or other claim against Sublessor of whatever nature or description in any such proceedings (other than a compulsory counterclaim under Rule 13(a) of the Federal Rules of Civil Procedure, or any analogous rule in a state court proceeding); and in the event that Sublessee interposes any such counterclaim or other claim against Sublessor in such proceedings, Sublessor and Sublessee stipulate and agree that, in addition to any other lawful remedy of Sublessor, upon motion of Sublessor, such counterclaim or other claim asserted by Sublessee shall be severed from the proceedings instituted by Sublessor. Sublessor may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Sublessee.

     24.3 Sublessor's Liability: The liability of Sublessor to Sublessee for any default by Sublessor under the terms of this Sublease shall be limited to the greater of (i) two million dollars ($2,000,000.00) or (ii) the proceeds of sale on execution of the interest of Sublessor in the Store. Sublessor shall remain personally liable to account to Sublessee for any security deposited hereunder. This clause shall not be deemed to limit or deny any remedies which Sublessee may have in the event of default by Sublessor hereunder, which do not involve the personal liability of Sublessor.

     24.4 Consents: Any clause referring to Sublessor approval refers to written consent. Except as may be otherwise herein provided, in all circumstances under this Sublease where prior consent or permission of one party ("First Party"), whether it be Sublessor or Sublessee, is required before the other party ("Second Party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the First Party; and it shall not constitute any nature of breach by the First Party hereunder or any defense to the performance of any covenant, duty or obligation of the Second Party hereunder that the First Party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was, in the opinion of the Second Party, prudent or reasonable or based on good cause.

     24.5 Waivers: One or more waivers of any covenant, term or condition of this Sublease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     24.6 Force Majeure: Whenever a period of time is herein prescribed for an action to be taken, the party required to take such action (other than payment of money) shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

     24.7 Governing Law: The laws of the state in which the Demised Premises are located shall govern the interpretation, validity, performance and enforcement of this Sublease. If any provision of this Sublease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Sublease shall not be affected thereby. Venue for any action under this Sublease shall be the county in which the Store is located.

     24.8 Captions: The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

     24.9 Number; Gender: Whenever here the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

     24.10 Successors: The terms, provisions and covenants contained in this Sublease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

     24.11 Entire Agreement: This Sublease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Sublease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. Sublessor and Sublessee hereby acknowledge that they are not relying on any representation or promise of the other, except as may be expressly set forth in this Sublease. Oral agreements in conflict with any of the terms of this Sublease shall be without force and effect.

     24.12 Exhibits: This Sublease consists of twenty-five (25) Articles and Exhibits A through F (any space left blank will be deemed to have been completed with the word "none"). In the event any provision of an Exhibit or other attached page shall be inconsistent with a provision in the body of the Sublease, the provision as set forth in the Exhibit shall be deemed to control. All Exhibits referred to herein, whether or not physically attached to this Sublease, shall be deemed incorporated herein by reference.

     24.13 Store Closing: Notwithstanding anything herein to the contrary, Sublessee agrees to the cancellation of this Sublease and agrees to vacate the Demised Premises on the date Sublessor ceases doing business in the Store unless a longer period is required by federal or state law, or unless this Sublease is transferred by Sublessor, as contemplated by Article XVI above. Sublessor agrees to give Sublessee as much notice as is practicable under the circumstances of Sublessor's decision to cease doing business in the Shopping Center.

                        Article XXV. Depository Services

     25.1 Sublessee agrees to provide and perform depository services for the Store as set forth in Exhibit E hereto ("Depository Services"). These Depository Services are to be provided to the Store in a method and fee structure that has been mutually agreed to by Sublessor and Sublessee as set forth in Exhibit F hereto ("Depository Pricing"). Depository Services may be terminated and reinstated from time to time by Sublessor by written notice to Sublessee; provided, however, any revisions to Exhibit E (Depository Services") or Exhibit F ("Depository Pricing") must be mutually agreed to by Sublessor and Sublessee and the Sublease shall be amended to reflect the new Exhibits.

                                   EXHIBIT A
                             COMMENCEMENT AGREEMENT

     Re: Store Lease Agreement between Wal-Mart Stores, Inc. ("Landlord") and the undersigned financial institution ("Tenant') concerning Wal-Mart Supercenter No. ______, ______, ______ (the "Store"). List store location on all correspondence.

     Landlord and Tenant confirm the following information with respect to the Store (capitalized terms not otherwise defined in this agreement shall have the meaning given to them in the Store Lease Agreement), as of ____________.

1. The Store Lease Agreement is in full force and effect and has not been modified, superseded or changed, except as follows:

2. Tenant accepted the Demised Premises and opened its Financial Service Facility on ___________.

3. The initial Lease Term commenced on __________ and will expire on __________.The first Renewal Term (if any) will commence on _________ and will expire on __________. The second Renewal Term (if any) will commence on __________, and will expire on __________.

4. Tenant's obligation to make payments of Rent commenced on __________. Tenant's $_____ payment for Landlord's work is due on or before __________. Tenant's $_____ Key Money payment is due on or before __________. (See Payment Summary).

5. Tenant's monthly rent payment for the initial 5-year term will be $______.

6. Tenant acknowledges its responsibility to report surcharge income and remit income as required under Section 1.5(c) in the subject lease agreement.

Please return within 30 days, per lease agreement, Article XXI, Section 21.3.



EXECUTED BY LANDLORD AND TENANT AS OF THE DATE SET FORTH ABOVE:

Wal-Mart Stores, Inc.                       __________________________________

By:__________________________________       By:_______________________________

Title: Director of Vestibule Leasing        Title:____________________________
      -------------------------------

             MONTHLY RENTAL PAYMENTS ARE DUE THE 1ST OF EACH MONTH.
        YOUR LEASE NUMBER ___________ MUST BE ON ALL MONTHLY REMITTANCES
             LATE PAYMENT CHARGES WILL BE IN ACCORDANCE WITH LEASE.

                                   EXHIBIT B

                        ANCILLARY PRODUCTS AND SERVICES

INVESTMENT PRODUCTS

Mutual Funds
U.S. Government and Agency Securities
Municipal Bonds
Unit Investment Trusts
Equities
Fixed Annuities
Variable Annuities

INSURANCE PRODUCTS:

Term Life
Credit Life
Credit Disability
Universal Life
Variable Life

SERVICES:

Self-Directed IRAs
Insurance Plan Review
Stock and Bond Research
Mutual Fund Performance Evaluations
Retirement and Education Planning

                                   EXHIBIT C

                     WAL-MART IN STORE BANK BRANCH PRICING

                                       500-600     601-705     751-1000
RENT (INCLUDING CAM AND INSURANCE):    Sq Ft       Sq Ft       Sq Ft
                                                   -------

INITIAL TERM

                        MONTHLY        $ 1,666.67  $ 2,650.00  $ 3,180.00
                        ANNUAL          20,000.04   31,800.00   38,160.00

1ST OPTION

                        MONTHLY        $ 2,083.33  $ 3,312.50  $ 3,975.00
                        ANNUAL          24,999.96   39,750.00   47,700.00

2ND OPTION

                        MONTHLY        $ 2,604.17  $ 4,140.63  $ 4,968.75
                        ANNUAL          31,250.04   49,687.50   59,625.00

                                  EXHIBIT "D"

                            WAL-MART SIGNAGE POLICY

I. Building Signage. Wal-Mart Stores, Inc allows, but does not guarantee due to local permitting and zoning restrictions, exterior signage of one sign with a maximum of 20 sq. ft. stud- mounted, illuminated or non-illuminated letters or box with prior written approval required by the Vestibule Leasing Department. The sign will be installed in the location per the attached drawing (Exhibit "D-I") on all Supercenter locations where bank branches will reside.

2. Installation and Permitting. The Wal-Mart Vestibule Leasing Department will be responsible for coordinating all installations with the Bank. The Bank will be responsible for all installation, permitting and costs.

3. Existing Bank-occupied Stores. The Bank will be responsible for the entire project. The Bank shall supply the Wal-Mart Vestibule Leasing Department with a confirmation letter stating that the Bank sign has been installed at the store location. Photographs of the sign shall accompany the letter.

4. New Stores, Relocations And Expansions. The Wal-Mart Vestibule Leasing Department will coordinate approval of the Bank signage projects. The Bank will be allowed to begin the permitting process for its sign after the Wal-Mart signing package has been approved. NOTE: WAL-MART SIGNAGE WILL HAVE PRIORITY AT ALL PROJECTS. The Vestibule Leasing Department will notify the Bank of the proper date to begin its permitting process. This date is likely to be on, or within a few days of, the announced possession date of the store, which is usually 3 months prior to the opening of the store. The Bank will be responsible for all permitting and sign costs. The Bank shall supply the Wal-Mart Vestibule Leasing Department with a confirmation letter stating that the Bank sign has been installed at the store location. Photographs of the sign shall accompany the letter.

5. Restrictions. No other Bank signage, such as flags, floor decals, road signs, road-sign banners, banners hanging on outside of building, shopping cart signs, etc. will be permitted. All signage ideas must be submitted to and approved by the Wal-Mart Vestibule Leasing Department before they can be considered for being part of the Bank signage in any store.

THIS IS THE APPROVED WAL-MART/BANK BRANCH SIGNAGE PACKAGE. NO ADDITIONAL SIGNAGE IS AUTHORIZED.

EXHIBIT D-1

BANK SIGN
LOCATION & INFORMATION

                              142 Proto Type and Larger New Stores and
                              Relocations (Expansion Stores - the vestibule elevation must be verified) Note: Expansion Stores that do not have the Proto Supercenter front will require a sign (4'-0" X 5'-0" maximum size) Installed on one of the existing building lowers.


                           [ILLUSTRATION GOES HERE]


SIGN LOCATION MAY BE OPPOSITE SIDE
(Bank Sign to be located on Grocery aide

                              NOTE:
MAXIMUM SIGN AREA             Although the Bank sign is approved by Wal-Mart
24' high by 10'-0" length     it is not a guarantee the local governing agencies
                              will permit the Installation of the sign. In many cases a signing variance will be required for the sign to be considered by the local approval board.
                              Sign variances are not given or considered at all locations.
                              -The Bank or Bank Sign Company will be responsible
                               for permitting, furnishing and installation of their sign.
                              -The Bank sign permit must be applied for after
                               Wal-Mart has submitted and received their signing permit.
                              -The Bank sign shall be located as shown on this
                               detail sheet.

                                  AMENDMENT TO
                          WAL-MART SUBLEASE AGREEMENT

     This Amendment to Sublease Agreement is entered into as of the 9th day of February, 2001, by and between Sublessor and Sublessee (any capitalized terms used in this Amendment to Wal-Mart Sublease Agreement shall have the same meaning ascribed to them in the Wal-Mart Sublease Agreement entered into by and between Sublessor and Sublessee of even date herewith).

     WHEREAS, Sublessor and Sublessee have entered into that certain Wal-Mart Sublease Agreement ("Sublease") effective as of February 9, 2001; and

     WHEREAS, Sublessor and Sublessee desire to amend the Sublease as set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants, promises, and obligations set forth in the Sublease, the receipt and sufficiency of which are hereby acknowledged as sufficient to support this Amendment to Wal-Mart Sublease Agreement, Sublessor and Sublessee hereby acknowledge and agree as follows:

     1. Sublessor acknowledges and agrees that Sublessee shall charge Terminal Usage Fees (or foreign transaction fees) for the use of Sublessee's ATMs located or to be located in the Demised Premises or elsewhere in the Store of two percent (2%) of each transaction amount or $2.00, whichever is less, for ATM customers or users who do not have a deposit account with Sublessee.

     2. Sublessor acknowledges and agrees that the Terminal Usage Fees (or foreign transaction fees) charged or to be charged by Sublessee for the use of Sublessee's ATMs located or to be located in the Demised Premises or elsewhere in the Store do not fall within the coverage of Section 1.5(c) of the Sublease and that Sublessee shall have no obligation to pay Sublessor as an ATM Transaction Fee any portion of the Terminal Usage Fees (or foreign transaction fees) received by Sublessee during the Sublease Term or any extensions or renewals thereof.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Amendment to Wal-Mart Sublease Agreement as of the day and year first mentioned above.

SUBLESSOR: WAL-MART STORES, INC.                SUBLESSEE: BANK OF THE OZARKS


By:  /s/  Kimberly K. Saylors                   /s/  Mark D. Ross
   --------------------------------------       --------------------------------
          Kimberly K. Saylors, Director
          Wal-Mart Realty Company               Title:  President
                                                      --------------------------


Attest:  /s/ Angela S. Beehler                  Attest:  /s/ Donna Quandt
       ----------------------------------              -------------------------
          Assistant Secretary                             Secretary